                                                                     EXHIBIT 5.1

                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 2950
                         SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 765-9180
                            FACSIMILE (415) 765-9187


                                  July 2, 2001


Micro Therapeutics, Inc.
2 Goodyear
Irvine, California  92618

         RE: Registration Statement on Form S-8 1996 Stock Incentive Plan)

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Micro Therapeutics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,250,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's 1996 Stock Incentive Plan (the "1996 Plan").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that:

         1. stock options, when issued in accordance with the 1996 Plan, will be legally issued and binding obligations of the Company; and

         2. 1,250,000 shares of Common Stock, when issued under the 1996 Plan and against full payment therefor in accordance with the respective terms and conditions of the 1996 Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            STRADLING YOCCA CARLSON & RAUTH

                                            /s/  STRADLING YOCCA CARLSON & RAUTH